Exhibit 23.3

TOM Online Inc.	Direct:	+852 2971 3007
8th Floor	Mobile:	+852 9020 8007
Tower W3	E-mail:	richard.thorp@maplesandcalder.com
Oriental Plaza
No. 1 Dong Chang An Avenue
Beijing
China 100738

6 July 2007

Dear Sir

TOM Online Inc.

We consent to the reference to our firm under the headings “Key Information — Risk Factors” and “Additional Information — Cayman Islands Taxation” in TOM Online Inc.’s Annual Report on Form 20-F for the year ended December 31, 2006, which will be filed with the Securities and Exchange Commission in the month of July 2007.

Yours faithfully

/s/ Maples and Calder

MAPLES and CALDER